Exhibit 10.21

FORM OF NON-STATUTORY STOCK OPTION AGREEMENT FOR NON-EMPLOYEE DIRECTORS

Name:	[__________]
Number of Shares of Stock subject to the Stock Option:	[__________]
Exercise Price Per Share:	$[__________]
Date of Grant:	[__________]

VAPOTHERM, INC.

2018 EQUITY INCENTIVE PLAN

NON-STATUTORY STOCK OPTION AGREEMENT (NON-EMPLOYEE DIRECTORS)

This agreement (this “Agreement”) evidences a stock option granted by the Company to the individual named above (the “Participant”), pursuant to and subject to the terms of the Vapotherm, Inc. 2018 Equity Incentive Plan (as from time to time amended and in effect, the “Plan”). Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1. Grant of Stock Option. The Company grants to the Participant on the date set forth above (the “Date of Grant”) an option (the “Stock Option”) to purchase, pursuant to and subject to the terms set forth in this Agreement and in the Plan, up to the number of shares of Stock set forth above (the “Shares”), with an exercise price per Share as set forth above, in each case, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that is not intended to qualify as an ISO) and is granted to the Participant in connection with the Participant’s Employment.

2. Vesting. The term “vest” as used herein with respect to the Stock Option (or any portion thereof) means to become exercisable and the term “vested” with respect to the Stock Option (or any portion) means that the Stock Option (or portion) is then exercisable. Unless earlier terminated, forfeited, relinquished or expired, the Stock Option will vest [•]1, subject, in each case, to the Participant remaining in continuous Employment from the Date of Grant through such vesting date. Notwithstanding the foregoing, to the extent then-outstanding, the Stock Option will vest in full upon a Change in Control or the termination of the Participant’s Employment due to his or her death.

[1]

For initial grants: options will vest in equal annual installments on each of the first three (3) anniversaries of the Date of Grant, with the number of Shares that vest on any such date being rounded down to the nearest whole share and the Stock Option becoming vested as to 100% of the Shares on the third (3th) anniversary of the Date of Grant. For annual grants: options will vest as to 100% of the Shares on the earlier of the first anniversary of the Date of Grant or the date of the first annual meeting of stockholders of the Company that follows the Date of Grant.

3. Exercise of the Stock Option. No portion of the Stock Option may be exercised until such portion vests. Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and must be in written or electronic form acceptable to the Administrator, signed (including by electronic signature) by the Participant or, if at the relevant time the Stock Option has passed to a Beneficiary or permitted transferee, the Beneficiary or permitted transferee. Each such written or electronic exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full of the exercise price as provided in the Plan. The latest date on which the Stock Option or any portion thereof may be exercised is the tenth (10th) anniversary of the Date of Grant (the “Final Exercise Date”) and, if not exercised by such date, the Stock Option or any remaining portion thereof will thereupon immediately terminate.

4. Cessation of Employment. If the Participant’s Employment ceases, the Stock Option, to the extent not then vested, will be immediately forfeited for no consideration, and any vested portion of the Stock Option that is then outstanding will remain exercisable for the period described in Section 6(a)(4) of the Plan.

5. Restrictions on Transfer; Disqualifying Dispositions. The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

6. Forfeiture; Recovery of Compensation. By accepting the Stock Option, the Participant expressly acknowledges and agrees that the Participant’s rights, and those of any permitted transferee, with respect to the Stock Option, including the right to any Shares acquired under the Stock Option or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence will be construed as limiting the general application of Section 8 of this Agreement.

7. Withholding. The Participant is responsible for satisfying and paying all taxes arising from or due in connection with the Stock Option, its exercise, or a disposition of any Shares acquired upon exercise of the Stock Option. The Company will have no liability or obligation related to the foregoing.

8. Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been made available to the Participant. By accepting the Stock Option, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

9. Acknowledgements. The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument; (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder; and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the Date of Grant.

VAPOTHERM, INC.

By:

Name:

Title:

Agreed and Accepted:

By
[Participant’s Name]

[Signature Page to Non-Statutory Stock Option Agreement]